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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2003, except for the third to last paragraph within Note L, as to which the date is March 11, 2003, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 6, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS